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                                                                 Exhibit 10.17

                  [FORM OF PERFORMANCE BASED STOCK OPTION AGREEMENT
                           UNDER 1997 STOCK INCENTIVE PLAN]

                                STOCK OPTION AGREEMENT

     THIS AGREEMENT is entered into and effective as of this ___ day of __________, ____ (the "Date of Grant"), by and between Select Comfort Corporation, a Minnesota corporation (the "Company") and [NAME OF OPTIONEE] (the "Optionee").

     A. The Company has adopted the Select Comfort Corporation 1997 Stock Incentive Plan (the "Plan") authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the "Committee"), to grant stock options to employees and non-employee directors, consultants and independent contractors of the Company and its Subsidiaries (as defined in the Plan).

     B. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

     Accordingly, the parties agree as follows:

1.   GRANT OF OPTION.

     The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase ________ (______) shares (the "Option Shares") of the Company's common stock, $0.01 par value (the "Common Stock"), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. If and to the extent that the Option qualifies as an "incentive stock option," as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and consistent with the provisions of Section 6.6 of the Plan, the Option is intended to be an incentive stock option within the meaning of such term. The Optionee acknowledges and agrees, however, that the Company makes no assurance or warranty of any kind regarding the qualification of the Option as an "incentive stock option" as such term is used in Section 422 of the Code.

2.   OPTION EXERCISE PRICE.

     The per share price to be paid by Optionee in the event of an exercise of the Option will be $_____.

3.   DURATION OF OPTION AND TIME OF EXERCISE.

     3.1 PERIOD OF EXERCISABILITY. The Option will become exercisable with respect to all of the Option Shares upon the earliest to occur of: (i) such date as both (A) the Common Stock shall have been listed or admitted to unlisted trading privileges on any national securities exchange for a continuous period of at least thirty (30) consecutive trading days, or (B) transactions in the Common Stock shall have been reported on the NASDAQ National Market

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for a continuous period of at least thirty (30) consecutive trading days, or
(C) bid and asked prices for the Common Stock in the over-the-counter market shall have been reported by the NASDAQ SmallCap Market, the OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service for a continuous period of at least thirty (30) consecutive trading days, AND, in addition to one of (A), (B) or (C) above, the Fair Market Value (as defined in the Plan) shall have exceeded Twenty-Two Dollars ($22.00) per share of Common Stock (as adjusted to reflect the effects of any stock split, stock dividend or similar recapitalization effected after the date hereof) for a continuous period of at least thirty (30) consecutive trading days on any such national securities exchange, NASDAQ market or over-the-counter market; or (ii) March 28, 2002. The foregoing rights to exercise this Option will become void and expire as to all unexercised Option Shares at, 5:00 p.m. (Minneapolis, Minnesota time) on March 28, 2007 (the "Time of Termination"), subject to earlier expiration as set forth below.

     3.2  TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

          (a) TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. In the event that the Optionee's employment or other service with the Company and all Subsidiaries is terminated by reason of the Optionee's death or the Optionee's Disability or Retirement (as defined in the Plan), this Option, to the extent that it is currently exercisable by the Optionee as of the time of such termination, will remain exercisable for a period of one year after such termination (but in no event after the Time of Termination).

          (b) TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT. In the event that the Optionee's employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, or the Optionee is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues in the employ or service of the Company or another Subsidiary), all rights of the Optionee under the Plan and this Agreement will immediately terminate without notice of any kind, and this Option will no longer be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause" (as defined in the Plan), this Option, to the extent that it is currently exercisable by the Optionee as of the time of such termination, will remain exercisable for a period of three months after such termination (but in no event after the Time of Termination).

     3.3  CHANGE IN CONTROL.

          (a) IMPACT OF CHANGE IN CONTROL. If a Change in Control (as defined in the Plan) of the Company occurs, and such Change in Control of the Company is the result of (i) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) followed by a liquidation of the Company, or (ii) the acquisition of all or substantially all of the issued and outstanding shares of capital stock of the Company through a merger or other acquisition of all or substantially all of the issued and outstanding shares of capital stock of the Company, AND the consideration received or to be received by the shareholders of the Company as a result of such transaction exceeds Twenty-Two Dollars ($22.00) per share of Common Stock on a fully diluted basis, this Option will become immediately exercisable in full and will remain exercisable until the Time of Termination, regardless

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     of whether the Optionee remains in the employ or service of the Company or any Subsidiary. Except as expressly set forth above and except as may be expressly provided by the Committee at the time of any such Change in Control of the Company, no Change in Control of the Company shall accelerate or otherwise affect the vesting or exercisability of this Option. In addition, if a Change in Control of the Company occurs, the Committee, in its sole discretion and without the consent of the Optionee, may determine that the Optionee will receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of this Option.

          (b) LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in this Section 3.3 to the contrary, if, with respect to the Optionee, acceleration of the vesting of this Option or the payment of cash in exchange for all or part of the Option Shares as provided above (which acceleration or payment could be deemed a "payment" within the meaning of
     Section 280G(b)(2) of the Code), together with any other payments which the Optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payments to the Optionee as set forth herein will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if the Optionee is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that such "payments" will not be reduced or that the Optionee will have the discretion to determine which "payments" will be reduced), then this Section 3.3(b) will not apply, and any "payments" to the Optionee pursuant to Section 3.3(a) of this Agreement will be treated as "payments" arising under such separate agreement.

4.   MANNER OF OPTION EXERCISE.

     4.1 NOTICE. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission or through the mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Committee, must identify the Option, must specify the number of Option Shares with respect to which the Option is being exercised, and must be signed by the person or persons so exercising the Option. Such notice must be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan and
Section 3.2 above, by any person or persons other than the Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company

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will deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

     4.2 PAYMENT. At the time of exercise of this Option, the Optionee will pay the total purchase price of the Option Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Committee, in its sole discretion, may allow such payment to be made, in whole or in part, by tender of a promissory note (on terms acceptable to the Committee in its sole discretion) or a Broker Exercise Notice or Previously Acquired Shares (as such terms are defined in the Plan), or by a combination of such methods. In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares will be equal to their Fair Market Value on the date of exercise of this Option.

5.   RIGHTS OF OPTIONEE; TRANSFERABILITY.

     5.1 EMPLOYMENT OR SERVICE. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of the Optionee at any time, nor confer upon the Optionee any right to continue in the employ or service of the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

     5.2 RIGHTS AS A SHAREHOLDER. The Optionee will have no rights as a shareholder unless and until all conditions to the effective exercise of this Option (including, without limitation, the conditions set forth in the Plan) have been satisfied and the Optionee has become the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to this Option as to which there is a record date preceding the date the Optionee becomes the holder of record of such shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

     5.3 RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Optionee in this Option prior to exercise may be assigned or transferred, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. The Optionee will, however, be entitled to designate a beneficiary to receive this Option upon such Optionee's death, and, in the event of the Optionee's death, exercise of this Option (to the extent permitted pursuant to Section 3.2(a) of this Agreement) may be made by the Optionee's legal representatives, heirs and legatees.

6.   WITHHOLDING TAXES.

     The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the grant or exercise of this Option or otherwise incurred with respect to this Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of this Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee agrees to pay to the Company an

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amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

7.   ADJUSTMENTS.

          In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, the Option.

8.   SUBJECT TO PLAN.

          The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

9.   MISCELLANEOUS.

     9.1 BINDING EFFECT. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

     9.2 GOVERNING LAW. This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Minnesota, without regard to conflicts of laws provisions. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

     9.3 ENTIRE AGREEMENT. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

     9.4 AMENDMENT AND WAIVER. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

     The parties to this Agreement have executed this Agreement effective the day and year first above written.

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                                       SELECT COMFORT CORPORATION


                                       By
                                         ----------------------------------
                                       Its
                                          ---------------------------------

   By execution of this Agreement,     OPTIONEE
   the Optionee acknowledges having
   received a copy of the Plan.        ------------------------------------
                                            (Signature)

                                       ------------------------------------
                                          (Name and Address)

                                       ------------------------------------

                                       ------------------------------------

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